Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated March 30, 2011 related to financial statements of Media Group Technologies, Inc. for the years ended September 30, 2010 and 2009, which appear in this Form 10-K.

/s/ Lake & Associates, CPA’s, LLC

Lake & Associates, CPA’s, LLC
Schaumburg, Illinois

March 30, 2011